Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement Nos. 333-202182, 333-207094, 333-213549 and 333-219453 on Form S-8 and in Registration Statement Nos. 333-211072 and 333-220402 on Form S-3 of our report dated March 19, 2018, relating to the consolidated financial statements of Eco-Stim Energy Solutions, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ Whitley Penn LLP

Houston, Texas

March 19, 2018